UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 100

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 22, 2013, JetPay Corporation (the “Company”) entered into a Securities Purchase Agreement with Flexpoint Fund II, L.P. (“Flexpoint”) pursuant to which the Company agreed to sell to Flexpoint, upon the satisfaction of certain conditions, up to approximately 133,333 shares of Series A Convertible Preferred Stock, par value $0.001 (“Preferred Stock”) for an aggregate purchase price of up to $40,000,000. In addition, the Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”). The initial conversion ratio will be set at $100 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. The following discussion of the Securities Purchase Agreement provides only a summary of the material terms and conditions of the Securities Purchase Agreement. The following description of the Securities Purchase Agreement and the exhibits thereto is qualified in its entirety to the full text of the Securities Purchase Agreement Company which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Preferred Stock Purchase

The Company’s obligation to issue and sell, and Flexpoint’s obligation to purchase, the Preferred Stock is divided into three separate tranches: Tranche A, Tranche B and Tranche C. Tranche A consists of $10 million worth of shares of Preferred Stock and will be issued at the initial closing of the transactions contemplated by the Securities Purchase Agreement (the “Initial Closing”), which such date will be no sooner than 20 days after the date of an Information Statement that the Company will file on Schedule 14C. Tranche B consists of up to $10 million worth of shares of Preferred Stock, which Flexpoint will be obligated to purchase, subject to satisfaction of certain conditions, from the Company if the Company is able to consummate a redemption any time after December 1, 2014 of the secured convertible notes that were issued pursuant to a Secured Convertible Note Agreement (the “Note Agreement”), dated December 28, 2012, the Company entered into with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. Such obligation to purchase will expire on the earlier to occur of (i) December 29, 2014 and (ii) the date on which such secured convertible notes are no longer outstanding. Tranche C consists of up to $20 million worth of shares of Preferred Stock, plus any amounts not purchased under Tranche B, which Flexpoint has the option to purchase at any time until the third anniversary of the Initial Closing. The shares of Preferred Stock issuable with respect to Tranche A, Tranche B and Tranche C all have a purchase price of $300.00 per share.

Governance Arrangements

Pursuant to the Securities Purchase Agreement and the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), Flexpoint will be entitled to appoint the number of directors proportionate to its percentage ownership of the total number of shares of Common Stock, on an as-converted basis. At the Initial Closing, Flexpoint will be entitled to designate two individuals to the Company’s Board of Directors (the “Board”). Flexpoint intends to appoint Donald J. Edwards and Steven M. Michienzi, as its initial designees.

In addition, until the date on which Flexpoint or its affiliates no longer collectively hold the lesser of (i) 50% of the number shares of Preferred Stock purchased by Flexpoint as of such date and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock:

•	Flexpoint is entitled to receive certain financial information, including but not limited to monthly and annual financial statements and annual budgets.

•	Flexpoint is entitled to certain inspection rights.

•	Without Flexpoint’s consent, the Company cannot take certain actions, including, but not limited to, paying dividends, selling or disposing of assets in excess of $1.5 million, acquiring any business for consideration exceeding $2.5 million, incurring certain indebtedness in excess of $2.5 million in any consecutive 12 month period, merging with any entity the result of which is that the holders of the Preferred Stock would receive less in transaction proceeds than the then-applicable liquidation preference, amending the Company’s bylaws, certificate of incorporation or the Certificate of Designation; modifying the secured convertible notes issued pursuant to the Note Agreement, settling certain litigation, amending any employee incentive plans or increasing the size of the Board.

•	Prior to selling any of the Company’s capital stock to a third party, the Company must first offer Flexpoint the opportunity to purchase such securities on the same terms as offered to such third party.

Restrictions on Transfer

Subject to certain exceptions, Flexpoint is prohibited from transferring any shares of Preferred Stock or shares of Common Stock into which such shares of Preferred Stock are converted until January 1, 2015.

Representations and Warranties

The Securities Purchase Agreement contains representations and warranties by the Company relating to, among other things, the Company’s corporate organization and capitalization, the due authorization of the Securities Purchase Agreement and the transactions contemplated thereby, the Company’s filings with the Securities and Exchange Commission, including the financial statements included therein, litigation, environmental compliance, taxes, insurance, employee benefits, the absence of undisclosed liabilities, the absence of a material adverse change in the Company’s business since December 31, 2012, internal controls, compliance with laws and permits and the absence of conflicts and third party approval rights in connection with the transactions contemplated by the Securities Purchase Agreement.

Conditions to Closing

Closing of the transactions contemplated by the Securities Purchase Agreement is subject to certain conditions, including:

•	the accuracy of certain representations and warranties made by the Company;

•	effectiveness of the Registration Rights Agreement (as defined herein);

•	appointment of Flexpoint’s designees to the Board;

•	effectiveness of Indemnification Agreements with Flexpoint’s designees to the Board; and

•	certain other customary closing conditions.

Termination

The Securities Purchase Agreement may be terminated at any time prior to closing in certain circumstances, including:

•	by mutual written consent;

•	by either the Company or Flexpoint if the Initial Closing has not occurred prior to November 22, 2013;

•	by Flexpoint if there has been a breach of the representations or covenants made by the Company resulting in a closing condition not being satisfied and which such breach has not been cured within 30 days;

•	by Flexpoint if the Company is subject to certain judgments, verdicts or settlements in excess of certain amounts; and

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions.

Survival and Indemnification

Other than certain fundamental representations which survive for the applicable statute of limitations, Flexpoint’s and the Company’s representations and warranties survive for 18 months after the applicable closing in which such representations and warranties were made. The Company has agreed to indemnify Flexpoint for any breaches of the Company’s representations and warranties, certain specified matters and for any breaches of the Company’s covenants in the Securities Purchase Agreement. Other than with respect to breaches of certain fundamental representations, Flexpoint is only entitled to indemnification for breaches of the Company’s representations and warranties if its damages exceed the greater of $200,000 and 1% of the aggregate purchase price of all Preferred Stock, and Flexpoint is not entitled to indemnification for any damages in excess of the aggregate purchase price for Preferred Stock purchased pursuant to the Securities Purchase Agreement. Any amounts that Flexpoint is entitled to as a result of the Company’s indemnification obligations are structured as a reduction in the conversion price of the Preferred Stock based on the diminution in pre-money equity value of the Common Stock as a result of the breach, other than with respect to breaches of the Company’s covenants, with respect to which Flexpoint can elect to receive in cash.

Certificate of Designation

General

The Company does not currently have any shares of preferred stock issued and outstanding, and, therefore, the Preferred Stock will be the Company’s most senior equity security. The Preferred Stock will be convertible into shares of the Company’s Common Stock at the rates described below. The Preferred Stock has no stated maturity; however, the shares of Preferred Stock are subject to redemption by the Company and may be required to be redeemed by the holders in certain circumstances as described below. The following description of the Certificate of Designation is qualified in its entirety by reference to the full text of the form of Certificate of Designation, which is attached as an exhibit to Exhibit 4.1 and is incorporated by reference herein.

Ranking

The Preferred Stock will have an initial liquidation preference of $600.00 per share and will rank senior to the Company’s Common Stock with respect to distributions of assets upon the Company’s liquidation, dissolution or winding up. So long as the Preferred Stock is outstanding, without the consent of a majority of the shares of Preferred Stock no dividends, repurchases or other payments, subject to certain exclusions, may be made on any junior stock. Additionally, the Company may not repurchase any class of stock ranking junior to the Preferred Stock and may only pay dividends on such stock if all accumulated and accrued but unpaid dividends on the Preferred Stock are paid.

The shares of Preferred Stock will be equity interests and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, indebtedness will effectively rank senior to the Preferred Stock, and the holders of indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Preferred Stock.

Liquidation Rights

If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs or undergoes a change of control, each holder of the Preferred Stock will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Common Stock or any of the Company’s other shares of stock ranking junior as to such a distribution to the Preferred Stock, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s shares of Preferred Stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each of its shares of Preferred Stock.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Stock, the amounts paid to the holders of Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Stock means the initial liquidation preference of $600.00 subject to certain adjustments. If the liquidation preference has been paid in full to all holders of the Preferred Stock then the holders of the Company’s other stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

Conversion; Anti-Dilution Adjustments

Any holder of Preferred Stock may at any time convert such holder’s shares of Preferred Stock into that number of shares of Common Stock equal to the number of shares of Preferred Stock being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. Additionally, the holders of a majority of the outstanding shares of Preferred Stock can elect to force conversion of all outstanding shares of Preferred Stock by providing written notice to the Company of such election. If at any time after the Initial Closing, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward to equal the issue price of such stock or exercise or conversion price of such securities for so long as secured convertible notes issued under the Note Agreement remain outstanding. Thereafter, any issuances of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price will result in a downward adjustment of the then-applicable conversion price based on a weighted average calculation. Additionally, the conversion price is subject to adjustment for any stock split, stock dividend or other similar proportionate reduction or increase of the authorized number of shares of Common Stock.

Redemption

Holders of Preferred Stock will have the right to request redemption of any shares of Preferred Stock issued at least five years prior to the date of such request by delivering written notice to the Company at the then applicable liquidation value per share, unless holders of a majority of the outstanding Preferred Stock elect to waive such redemption request on behalf of all holders of Preferred Stock. The liquidation value will initially be $600.00 per share and will be subject to adjustment for any stock split, stock dividend or other similar proportionate reduction or increase of the authorized number of shares of Common Stock.

Voting Rights

The holders of the Preferred Stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Stock will be entitled to the number of votes as the number of shares of common stock as the Preferred Stock is convertible into assuming a conversion price of $3.10 per share, the closing price of the Common Stock on August 21, 2013, the date immediately preceding the Securities Purchase Agreement.

Consent Rights

For so long as Flexpoint or its affiliates collectively hold the lesser of (i) 50% of the number shares of Preferred Stock purchased by Flexpoint as of such date and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock, without the consent of the holders of a majority of the outstanding Preferred Stock, the Company cannot (a) liquidate, dissolve or wind-up its affairs, (b) amend or replay any provision of the Certificate of Designation, the Company’s Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws in a manner that would have a material adverse effect on any right of the Preferred Stock, (c) change the size of the Board or (d) agree to take any of the foregoing actions.

Events of Noncompliance

An “Event of Noncompliance” shall have occurred if:

•	the Company fails to make any required redemption payment with respect to the Preferred Stock;

•	the Company breaches the Securities Purchase Agreement after the Initial Closing, and such breach has not been cured with thirty days after receipt of notice thereof;

•	the Company or any subsidiary makes an assignment for the benefit of creditors, admits its insolvency or is the subject of an order, judgment or decree adjudicating such entity as insolvent, among other similar actions;

•	a final judgment in excess of $5,000,000 is rendered against the Company or any subsidiary that is not discharged within 60 days thereafter; or

•	an event of default has occurred under either the Note Agreement or the Loan and Security Agreement, dated as of December 28, 2012, by and among ADC, PTFS and Metro Bank and such event of default has not been cured within thirty days after receipt of notice thereof.

Upon the occurrence of an Event of Noncompliance, the holders of a majority of the Preferred Stock may demand immediate redemption of all or a portion of the Preferred Stock at the then-applicable liquidation value. Such holders may also exercise a right to have the holders of the Preferred Stock elect a majority of the Board by increasing the size of the Board and filling such vacancies. Such right to control a minimum majority of the Board would exist for so long as the Event of Noncompliance was continuing.

Registration Rights Agreement

In connection with the consummation of the Securities Purchase Agreement, the Company will enter into a registration rights agreement with Flexpoint at the Initial Closing (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use reasonable efforts to file a registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stock and any shares of Common Stock issued by virtue of the Securities Purchase Agreement or dividend, merger, reorganization or other similar transaction (such securities collectively the “Registrable Securities”). In addition, at any time, up to five times, the holders of a majority of the Registrable Securities may demand that the Company register the Registrable Securities on Form S-1 in an underwritten offering. Such holders may also demand at any time, and up to five times, that the Company register the Registrable Securities on Form S-3, if available. Finally, the holders of the Registrable Securities are entitled to unlimited “piggy-back” registrations, subject to certain exceptions. In all cases, the Company is obligated to reimburse the holders of Registrable Securities for their expenses incurred with such registration. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is attached as an exhibit to Exhibit 4.1 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the Company’s entry into the Securities Purchase Agreement, the Company adopted Amended and Restated Bylaws of the Company (the “Bylaws”). Changes were made to the Bylaws to reflect the Company recent name change from “Universal Business Payment Solutions Acquisition Corporation” to “JetPay Corporation” and to reflect certain rights of the Preferred Stock once issued. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of Bylaws, which is attached as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01. Other Events

On August 21, 2013, the Company issued a standby letter of credit in favor of Wells Fargo Bank, N.A. in the amount of $1,900,000. The letter of credit is collateralized by the assets of Trent Voigt, the chief executive officer of JetPay, LLC, a wholly-owned subsidiary of the Company.

On August 23, 2013 the Company received notice that JetPay Merchant Services, LLC was a party in a lawsuit brought MSC Cruises, a former customer. Merrick Bank is a co-defendant in the lawsuit. MSC Cruises is claiming approximately $2 million in damages and alleges that JetPay Merchant Services, LLC breached its agreement with MSC by charging fees not specified in the agreement. The Company believes that the basis of the suit regarding JetPay Merchant Services, LLC is groundless and intends to defend it vigorously.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of JetPay Corporation

4.1	Securities Purchase Agreement, dated as of August 22, 2013, by and between Flexpoint and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2013

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien Title: Chief Financial Officer